EXHIBIT 10.2
                                                                    ------------


                                                      Grant Date: April 26, 2004


                                  Stock Option

                                   Granted by

                             Able Laboratories, Inc.

                                       To

                                   Garth Boehm



            For valuable consideration, the receipt of which is hereby acknowledged, Able Laboratories, Inc., a Delaware corporation (hereinafter together with its subsidiaries, where the context permits, referred to as the "Company"), hereby grants to the Holder named in Schedule A attached hereto the following Incentive Stock Option:

            Section 1. Grant of Option. Subject to the terms and conditions hereinafter set forth, the Holder is hereby given the right and option to purchase from the Company shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"). Schedule A attached hereto and hereby incorporated herein sets forth with respect to this option (i) its expiration date, (ii) its exercise price per share, (iii) the maximum number of shares that the Holder may purchase upon exercise hereof, (iv) the vesting schedule, and (v) certain other terms and conditions applicable to this option and incorporated herein. This option shall terminate in all respects, and all rights and options to purchase shares hereunder shall terminate, ten years from the Grant Date set forth above. The right to purchase shares hereunder shall be cumulative.

            This Option is not issued under the Company's 2003 Stock Incentive Plan (the "Plan"). However, this Option shall be subject in every respect to the provisions of the Plan, as the same may be amended from time to time, as fully if this Option were issued under the Plan. A copy of the Plan is being delivered herewith, and the Plan is hereby incorporated herein by reference and made a part hereof. In the event of any conflict or inconsistency between the terms of this Option and those of the Plan, the terms of the Plan shall govern.

            Section 2. Exercise of Option. This option shall be exercised by the delivery of written notice to the Company (the "Notice") setting forth the number of shares with respect to which the option is to be exercised and the address to which the certificates for such shares are to be mailed, together with (i) delivery of a personal, certified or bank check or postal money order payable to the order of the Company for an amount equal to the option price for the number of shares specified in the Notice, or (ii) with the consent of the Committee, shares of Common Stock of the Company which (a) either have been owned by the Holder for more than six (6) months and are not subject to restrictions under any Plan on the date of surrender or were not acquired, directly or indirectly, from the Company, and (b) have a fair market value on the date of surrender not greater than the option price for the shares as to which such option is being exercised, or (iii) with the consent of the Committee, delivering to the Company a properly

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executed Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the Holder chooses to pay the purchase price as so provided, the Holder and the broker shall comply with such procedures and enter into such agreement of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; provided that the Company need not act upon such Notice until the Company receives full payment of the exercise price, or (iv) with the consent of the Committee, any combination of such methods of payment. For the purpose of the preceding sentence, the fair market value per share of the Common Stock so delivered to the Company shall be the closing price per share on the date of delivery as reported by the Nasdaq Stock Market, Inc. ("Nasdaq") or another automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD"), including the OTC Bulletin Board or any successor thereto or, if the Common Stock is not then quoted on Nasdaq or any such automated quotation system, on such registered national securities exchange on which the Common Stock is listed; provided, that, if there is no trading on such date, the fair market value shall be deemed to be the closing price per share on the last preceding date on which the Common Stock was traded. If the Common Stock is not listed on any national registered securities exchange or quoted on Nasdaq or any sich automated quotation system, the fair market value of the Common Stock shall be determined in good faith by the Committee.

            Section 3. Conditions and Limitations. The Company, in its discretion, may file a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") to register shares of Common Stock reserved for issuance under this Option. At any time at which such a registration statement is not in effect, it shall be an additional condition precedent to any exercise of this option that the Holder shall deliver to the Company a customary "investment letter" satisfactory to the Company and its counsel in which, among other things, the Holder shall state that the Holder is purchasing the shares for investment and acknowledges that they are not freely transferable except in compliance with state and federal securities laws.

            Section 4. Delivery of Shares. Within a reasonable time after receipt by the Company of the Notice and payment for any shares to be purchased hereunder and, if required as a condition to exercise, the investment letter described in Section 3, the Company will deliver or cause to be delivered to the Holder (or if any other individual or individuals are exercising this option, to such individual or individuals) at the address specified in the Notice a certificate or certificates for the number of shares with respect to which the option is then being exercised, registered in the name or names of the individual or individuals exercising the option, either alone or jointly with another person or persons with rights of survivorship, as the individual or individuals exercising the option shall prescribe in writing to the Company at or prior to such purchase; provided, however, that if any law or regulation or order of the Securities and Exchange Commission or other body having jurisdiction in the premises shall require the Company or the Holder (or the individual or individuals exercising this option) to take any action in connection with the shares then being purchased, the date for the delivery of the certificates for such shares shall be extended for the period necessary to take and complete such action, it being understood that the Company shall have no obligation to take and complete any such action. The Company may imprint upon such certificate the legend set forth in the Plan or such other legends referencing stock transfer restrictions which counsel for the Company considers appropriate. Delivery by the Company of the certificates for such shares shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Holder, at the address specified in the Notice.

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            Section 5. Adjustments Upon Changes in Capitalization. The existence of this option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

            If the Company shall effect a stock dividend, stock split or similar change in capitalization affecting the shares of Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then the number, class, and price per share of shares of Common Stock subject to this option shall be appropriately adjusted in such a manner as to entitle the Holder to receive upon exercise of this option, for the same aggregate cash consideration, the same total number and class of shares as the Holder would have received as a result of the event requiring the adjustment had the Holder exercised this option in full immediately prior to such event.

            Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason therefor shall be made with respect to, the number or price of shares of Common Stock then subject to option.

            Section 6. Effect of Certain Transactions. After a merger of one or more corporations with or into the Company or after a consolidation of the Company and one or more corporations in which the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of the Company or the surviving or resulting corporation, as the case may be, the Holder shall, at no additional cost, be entitled upon exercise of this option to receive in lieu of the shares of Common Stock as to which this option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or Common Stock) to which the Holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, the Holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which this option shall be so exercised.

            If the Company is merged with or into or consolidated with another corporation, other than a merger or consolidation in which the stockholders of the Company immediately prior to such merger or consolidation continue to own after such merger or consolidation shares representing at least fifty percent (50%) of the voting power of the Company or the surviving or resulting corporation, as the case may be, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while this option remains outstanding, then (i) subject to the provisions of clause
(iii) below, after the effective date of such

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merger, consolidation, liquidation, sale or disposition, as the case may be, the
Holder of this option shall be entitled, upon exercise of this option, to receive, in lieu of the shares of Common Stock as to which this option was exercisable immediately prior to such event, the number and class of shares of stock or other securities, cash or property (including, without limitation, shares of stock or other securities of another corporation or Common Stock) to which the Holder would have been entitled pursuant to the terms of the merger, consolidation, liquidation, sale or disposition if, immediately prior to such event, the Holder had been the holder of a number of shares of Common Stock equal to the number of shares as to which such option shall be so exercised;
(ii) the Committee may accelerate the time for exercise of this option, so that from and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Committee, such accelerated options shall be exercisable in full; or (iii) this option may be canceled by the Committee as of the effective date of any such merger, consolidation, liquidation, sale or disposition provided that (x) notice of such cancellation shall be given to the Holder and (y) the Holder shall have the right to exercise this option to the extent that the same is then exercisable or, if the Committee shall have accelerated the time for exercise of this option pursuant to clause (ii) above, in full during the 10-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

            Section 7. Rights of Holder. No person shall, by virtue of the granting of this option to the Holder, be deemed to be a holder of any shares purchasable under this option or to be entitled to the rights or privileges of a holder of such shares unless and until this option has been exercised with respect to such shares and they have been issued pursuant to that exercise of this option.

            The Company shall, at all times while any portion of this option is outstanding, reserve and keep available, out of shares of its authorized and unissued stock or reacquired shares, a sufficient number of shares of its Common Stock to satisfy the requirements of this option; shall comply with the terms of this option promptly upon exercise of the option rights; and shall pay all fees or expenses necessarily incurred by the Company in connection with the issuance and delivery of shares pursuant to the exercise of this option.

            Section 8. Transfer and Termination. This option is not transferable by the Holder otherwise than by will or under the laws of descent and distribution. The granting of this option shall not impose upon the Company any obligation to employ or to continue to employ the Holder. The right of the Company to terminate the employment of the Holder shall not be diminished or affected by reason of the fact that this option has been granted to such Holder.

            This Option is exercisable, during the Holder's lifetime, only by the Holder, and by the Holder only while the Holder is an employee of the Company, except that if the Holder's employment by the Company terminates for any reason other than death, Disability (as defined in the Plan) or for Cause, the Holder shall have the right to exercise this Option within thirty (30) days after the date of such termination of employment (but not later than the expiration date of this Option) with respect to shares which were purchasable by the Holder by exercise of this Option at the time of said termination of employment.

            As used herein, "Cause" shall mean (x) any material breach by the Holder of any agreement to which the Holder and the Company (or any parent or subsidiary) are both parties, (y) any act (other than retirement) or omission to act by the Holder which may have a material

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and adverse effect on the business of the Company (or any parent or subsidiary)
or on the Holder's ability to perform services for the Company (or any parent or subsidiary), including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the Holder in connection with the business or affairs of the Company (or any parent or subsidiary) or any affiliate of the Company (or any such parent or subsidiary).

            In the event of the death or Disability of the Holder while the Holder is in the employ of the Company (or any parent or subsidiary of the Company) and before the expiration date of this option, this option shall terminate on the earlier of its expiration date or a date one (1) year after the date of his death or Disability. After the death of the Holder, the Holder's executors, administrators or any person or persons to whom the Holder's option has been transferred by will or by the laws of descent and distribution shall have the right to exercise this option at any time prior to the earlier of the date of expiration of this option or one (1) year after the date of the death of the original Holder.

            Section 9. Notification of Disqualifying Disposition. The Holder agrees to notify the Company in writing immediately after making a Disqualifying Disposition of any shares of Common Stock received pursuant to the exercise of this Option. The Holder also agrees to provide the Company with any information that the Company shall request concerning any such Disqualifying Disposition.

                        9.1 Disqualifying Disposition. A "Disqualifying Disposition" shall have the meaning specified in Section 421(b) of the Internal Revenue Code of 1986, as amended, or any successor provision; as of the date of grant of this Option, a Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) the second anniversary of the date of grant of this Option or (b) the first anniversary of the date on which the Holder acquired such shares by exercising this Option, provided that such holding period requirements terminate upon the death of the Holder.

                        9.2 Forfeiture of Favorable Tax Treatment. The Holder acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this Option if he or she makes a Disqualifying Disposition of shares received upon exercise of this Option.

            Section 10.  Withholding of Taxes.

                        10.1 Election as to Method of Satisfying Withholding Obligation. At the Holder's election, the amount required to be withheld may be satisfied, in whole or in part, by (a) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to the exercise of such Non-Statutory Option a number of shares with an aggregate fair market value that would satisfy the minimum withholding amount due with respect to such exercise, or (b) transferring to the Company shares of Common Stock that have been purchased by the Holder on the open market or have been beneficially owned by the Holder for a period of at least six months and are not then subject to restrictions under any Plan and with an aggregate fair market value that would satisfy the minimum withholding amount due.

                        10.2 Agreement to Reimburse Company for Withholding Obligation. The Company shall have the right to deduct from payments of any kind otherwise due to the Holder

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any federal, state or local taxes of any kind required by law to be withheld with respect to shares issued upon exercise of this Option. Prior to delivery of any Common Stock pursuant to the terms of this Option, the Board has the right to require that the Holder remit to the Company an amount sufficient to satisfy any minimum tax withholding obligation.

            Section 11. Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered by hand or by mail to the Chief Financial Officer of the Company, 6 Hollywood Court, South Plainfield, New Jersey 07080 or such other address as the Company may hereafter designate.

            Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder or when deposited in the mail, postage prepaid, addressed to the Holder at the Holder's address furnished to the Company.

            Section 12. Government and Other Regulations. This option is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Holder agrees that the Holder will not exercise the option granted hereby nor will the Company be obligated to issue or sell any shares of stock hereunder if the exercise thereof or the issuance or sale of such shares, as the case may be, would constitute a violation by the Holder or the Company of any such law, regulation or order or any provision thereof. The Company shall not be obligated to take any affirmative action in order to cause the exercise of this option or the issuance or sale of shares pursuant hereto to comply with any such law, regulation, order or provision.

            Section 13. Governing Law. This option shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware.


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            IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date first written above.




                                            Able Laboratories, Inc.


                                            By: /s/ Dhananjay G. Wadekar
                                                ---------------------------

                                            Its: Chief Executive Officer
                                                 --------------------------

















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                                   Schedule A
                             Able Laboratories, Inc.

                                  Stock Option
                                  ------------


Date of Grant:                                 April 26, 2004

Name of Holder:                                Garth Boehm

Address:                                       ____________
                                               ____________

Social Security Number:                        ____________

Maximum number of shares for which
this Option is exercisable:                    100,000

Exercise (purchase) price per share:           $19.16

Expiration date of this Option:                April 26, 2014

Vesting schedule:                              25,000 upon the first anniversary
                                               of start of employment, 12,500
                                               upon each of the 18 and 24 month
                                               anniversaries of start of
                                               employment, and the balance in
                                               eight (8) equal quarterly
                                               installments of 6,250 each on the
                                               last day of each calendar quarter
                                               thereafter.

Other terms and conditions: (1) The Holder agrees that in the event of the filing of a registration statement under the Securities Act by the Company, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, the Holder shall agree in writing that for a period of time not to exceed one hundred eighty (180) days from the effective date of any registration of securities of the Company the Holder will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares of Common Stock issued pursuant to the exercise of this option without the prior written consent of the Company or such underwriters, as the case may be.

The undersigned Holder acknowledges receipt of the stock option of which this Schedule A is a part.

                                                     /s/Garth Boehm
                                                     --------------------------
                                                     Holder's Signature
                                                     Print Name: Garth Boehm


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